As filed with the Securities and Exchange Commission on December 30, 2010
Registration No. 333-143544

UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8
REGISTRATION STATEMENT
 UNDER THE SECURITIES ACT OF 1933

BAY NATIONAL CORPORATION
 (Exact name of Registrant as specified in its charter)

Maryland	52-2176710
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

c/o Ober, Kaler, Grimes & Shriver, P.C.
 120 East Baltimore Street
 Baltimore, MD 21202
 (Address of Principal Executive Offices, Including Zip Code)

Bay National Corporation 2007 Stock Incentive Plan
 (Full title of the plan)

Hugh W. Mohler
c/o Ober, Kaler, Grimes & Shriver, P.C.
 120 East Baltimore Street
 Baltimore, MD 21202
 (410) 685-1120 (Tel)
 (410) 547-0699 (Fax)
 (Name, address and telephone number, including area code, of agent for service)

With copies to:
 Frank C. Bonaventure, Jr., Esq.
 Ober, Kaler, Grimes & Shriver, P.C.
 120 East Baltimore Street
 Baltimore, MD 21202
 (410)  347-7305 (Tel)
 (443) 263-7505 (Fax)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	____	Accelerated filer	____

Non-accelerated filer	____ (Do not check if a smaller reporting company)	Smaller reporting company	X

Bay National Corporation. (the “Registrant”) is filing this Post-Effective Amendment No. 1 to Form S-8 Registration Statement to deregister certain shares of its common stock, par value $0.01 per share (the “Common Stock”), previously registered by the Registrant pursuant to Form S-8 Registration Statement No. 333-143544, which was originally filed with the Securities and Exchange Commission (the “Commission”) on June 6, 2007 (the “2007 Form S-8”).  A total of 253,750 shares of the Registrant’s Common Stock (the “Registered Shares”) were registered for issuance under the Registrant’s 2007 Stock Incentive Plan (the “Plan”) pursuant to the 2007 Form S-8.

The Registrant has issued 10,246 of the Registered Shares pursuant to options granted under the Plan.  Of the Registered Shares, 243,504 shares of Common Stock have not been issued under the Plan.

The Registrant hereby removes and withdraws from registration the 243,504 shares of Common Stock registered pursuant to the 2007 Form S-8 that remain unissued.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, and Rule 478 thereunder, the Registrant has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on November 30, 2010.

BAY NATIONAL CORPORATION

By:	/s/ Hugh W. Mohler
Hugh W. Mohler
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this post-effective Amendment No. 1 to Registration Statement No. 333-143544 has been signed below by the following persons in the capacities and on the dates indicated.

Name	Position	Date
/s/ Hugh W. Mohler Hugh W. Mohler	Director and President (Principal Executive Officer and Principal Financial Officer)	November 15, 2010
/s/ Harold C. Green Harold C. Green	Director	November 15, 2010
/s/ Michael Gill Michael Gill	Director	November 30, 2010
/s/ Charles L. Maskell Charles L. Maskell	Director	November 17, 2010
/s/ Donald G. McClure, Jr. Donald G. McClure, Jr.	Director	November 12, 2010
/s/ Robert L. Moore Robert L. Moore	Director	November 30, 2010
/s/ James P. O'Conor James P. O’Conor	Director	November 17, 2010
/s/ H. Victor Rieger, Jr. H. Victor Rieger, Jr.	Director	November 19, 2010

/s/ Edwin A. Rommel, III Edwin A. Rommel, III	Director	November 15, 2010
/s/ Henry H. Stansbury Henry H. Stansbury	Director	November 17, 2010
/s/ Eugene M. Waldron, Jr. Eugene M. Waldron, Jr.	Director	November 11, 2010
/s/ Carl A. J. Wright Carl A.J. Wright	Director	November 17, 2010